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                                                                    EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges for the six months ended June 30, 2000 is: 2.0 : 1

     For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.




                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         SIX MONTHS ENDED JUNE 30, 2000
                          (DOLLAR AMOUNTS IN THOUSANDS)


EARNINGS:

Net income                                                              $ 62,720
Interest expense (including amortization of debt discount
  and issuing costs)                                                      46,112

Equity in loss of affiliate                                                9,288
Other adjustments                                                            193
                                                                        --------
                                                                        $118,313
                                                                        ========
FIXED CHARGES:

Interest expense (including amortization of debt discount
  and issuing costs)                                                    $ 46,112

Capitalized interest                                                         277
Preferred stock dividends                                                 11,317
Other adjustments                                                            193
                                                                        --------
                                                                        $ 57,899
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                                         2.0:1



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